UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 5, 2015, Strategic Hotels & Resorts, Inc. (the “Company”) completed the previously announced redemption of all of the outstanding 3,615,375 shares of its 8.25% Series B Cumulative Redeemable Preferred Stock (NYSE: BEE-PB) (the “Series B Preferred Shares”) at a redemption price of $25.00 per share, plus accrued and unpaid dividends from January 1, 2015 up to and including the date of redemption in the amount of $0.028646 per share (the “Series B Preferred Redemption”). Dividends with respect to the Series B Preferred Shares have ceased accruing, and the Series B Preferred Shares will be delisted from the New York Stock Exchange. The total redemption price of $90,487,940.43 for the Series B Preferred Redemption was paid by the Company from a portion of the net proceeds from the Company’s recent underwritten public offering of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

Date: January 5, 2015	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, Secretary & General Counsel

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